EMPLOYMENT AGREEMENT
                              --------------------

         THIS Agreement is made and entered into this 10th day of September, 1999 effective May 10, 1999 ("Agreement"), between TECHNICAL CHEMICALS AND PRODUCTS, INC., a Florida corporation ("TCPI"), with its principal place of business at 3341 SW 15 Street, Pompano Beach, FL 33069 and ELLIOTT BLOCK, having an address of (ADDRESS INTENTIONALLY OMITTED) ("Employee").

                                R E C I T A L S:

         WHEREAS, Employee has accepted employment by TCPI as TCPI's Chief Executive Officer and

         WHEREAS, Employee and TCPI are desirous of entering into an agreement to memorialize the employment relationship.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                                    ARTICLE I
                                    ---------
                                      TERM

         1.1 Initial Term. The initial term (the "Initial Term") of this Agreement shall commence as of the 10th day of May, 1999 and shall end on the 9th day of May, 2002 ("Initial Term Termination Date") unless terminated earlier as provided herein.

         1.2 Extension of Initial Term.The Initial Term shall automatically renew for three (3) years on each anniversary of the commencement date, which commencement date shall be deemed to be May 10, 1999, unless either party shall give the other party written notice of its intent not to renew one hundred and eighty (180) days' prior to such anniversary date. Notice of Non-Renewal directed from TCPI to Employee shall be approved by the Board of Directors of TCPI.

                                   ARTICLE II
                                   ----------
                            SCOPE OF RESPONSIBILITIES
                       OFFER AND ACCEPTANCE OF EMPLOYMENT

         2.1 Offer of Employment. Upon the terms and subject to the conditions of this Agreement, and upon the acceptance by Employee as signified by Employee's execution of this Agreement, TCPI, as of the May 10, 1999, hereby employs Employee for the term of this Agreement as its Chief Executive Officer. Employee shall have general and active charge of the business and affairs of TCPI and, in such capacity, shall have the responsibility for the day-to-day operations of the Corporation, subject to the authority and control of the Board of Directors of TCPI. Employee's duties shall include the management of TCPI's business interests ("Businesses") and such other duties as are consistent with his position (the "Duties"). During the term of this Agreement and except for illness, disability, reasonable vacation periods and reasonable leaves of absence, Employee shall devote substantially his entire business time, attention, skill and efforts as is necessary for the faithful performance of the Duties. Notwithstanding the above, the Employee shall be permitted to be a Board of Director member of other companies provided that (i) there is no conflict of interest or legal impediment to such Board membership and (ii) that such service as a Board member does not materially detract from Employee's Duties as Chief Executive Officer. Such Duties shall be provided at Pompano Beach, Florida and at such other place(s) as the needs, business or opportunities of TCPI may require from time to time.

         2.2 Acceptance By Employee. Employee hereby accepts such employment and, consistent with fiduciary standards that exist between an employer and an employee, Employee shall perform the Duties in an efficient, trustworthy and businesslike manner.

         2.3 Officer Title and Directorship. Employee has accepted employment with TCPI as TCPI's Chief Executive Officer. As soon as practicable, and in accordance with the Bylaws of TCPI, Employee shall be nominated for election and elected to the Board of Directors as a Class II Director. TCPI represents to Employee that it will take all corporate actions necessary to nominate and elect Employee a Director.

         2.4 Other Activities. Employee shall use Employee's best efforts for the benefit of TCPI by whatsoever activities Employee deems appropriate to maintain and improve TCPI's standing in the community generally and among other members of the industries in which TCPI is from time to time engaged, including such entertaining for business purposes as Employee considers appropriate consistent with TCPI's policies.

         2.5 Facilities, Staff and Support. To enable Employee to perform his duties, during the term of employment, TCPI shall provide Employee with an office of a size and with furnishings and other appointments, and personal secretarial, staff and other assistance and support commensurate with his position.

                                   ARTICLE III
                                   -----------
                                  COMPENSATION

         3.1 Base Salary and Bonus and Stock Options. For all services rendered by Employee in any capacity during his employment under this Agreement (including any renewals hereof), TCPI shall pay Employee as compensation the sum of the amounts set forth below:

                  3.1.1 Base Salary. During the term of this Agreement, Employee shall be paid the sum of One Hundred and Sixty-Five Thousand ($165,000) Dollars on an annualized basis, payable in installments at such periodic intervals as TCPI pays its other Employees but not less than on a monthly basis. On January 1, 2000 and continuing on each January 1st thereafter during the term of this Agreement and any extensions thereof, and for each subsequent year during the term of this Agreement, Employee shall be entitled to an annual salary review of Employee's base salary and such base salary shall be increased ("Salary Increase"), but not decreased, at the discretion of the Board of Directors of TCPI. Notwithstanding the foregoing and any discretionary increase in base salary, Employee beginning January 1, 2000 shall be paid a minimum salary increase equal to the greater of five (5%) per annum or the national Consumer Price Index as issued, from time to time, by the United States Bureau of Labor Statistics.

                  3.1.2. Bonus. Employee shall be entitled to the following annual bonuses ("Bonus Award"):

                      3.1.2 (i) Bonus paid annually shall be a minimum of Ten Thousand ($10,000) Dollars and not to exceed more than fifty (50%) per cent of the Employee's salary in effect for the period applicable to such Bonus Award based on Employee achieving defined goals; and

                      3.1.2 (ii) A one-time Bonus Award in the amount of Twenty-five Thousand ($25,000) Dollars ("One-time Bonus Award") when TCPI achieves a fiscal year Net Income as defined in Paragraph 3.1.2(iii). For each fiscal year (including the fiscal year in which the One-time Bonus is applicable), a Bonus Award equal to three (3%) percent of TCPI's after tax Net Income up to a maximum Bonus Award of fifty (50%) per cent of the Employee's salary ("Maximum Amount") in effect for the period applicable to such Bonus Award. For purposes of calculating the Bonus Award pursuant to this paragraph 3.1.2(ii), the One-time Bonus Award shall be a part of the Maximum Amount payable to Employee.

                      3.1.2 (iii) For purposes of this Agreement the term "Net Income" shall mean:

                                Pursuant to the year end audited consolidated financial statements the Consolidated Statements of Operations: Net Income attributed to common stockholders, excluding loss carryforwards which loss carryovers will be replaced with a thirty-six (36%) tax rate on pre-tax income. Adverse legal judgments for acts prior to May 10, 1999 shall not be recognized in the calculation of net income.

         3.2 Stock Options. TCPI does hereby grant to Employee the Incentive Stock Options and the Non-Qualified Stock Options specified in Exhibit A annexed hereto and made a part hereof pursuant to and under the terms of TCPI's Amended and Restated 1992 Stock Option Plan. Any Incentive Stock Options that are to terminate according to their terms shall automatically be converted to Non-Qualified Stock Options and then be exercisable under the terms appropriate thereto. Employee may exercise the Incentive Stick Options up to the maximum time permitted by law.

         3.3 Share Appreciation Rights Plan. TCPI will grant Employee share appreciation rights, and Employee will be entitled to participate in TCPI's share appreciation rights plan, on the same basis as other senior executives of TCPI. Employee shall be entitled to the highest and most favorable treatment afforded any Employee of TCPI, other than Jack L. Aronowitz, under such plan.

         3.4 Employee Loan. Upon the execution of this Agreement by Employee, TCPI shall make a loan to Employee ("Employee Loan"), pursuant to a Negotiable Promissory Note in form and substance acceptable to the parties hereto, under the following terms and conditions:

         3.4.1. Principal: $50,000.

         3.4.2 Interest: London Interbank Rate adjusted quarterly.


         3.4.3 Term: Due and payable, subject to paragraph 3.4.4, on September 1, 2001.

         3.4.4 Credit Against Payment of Principal and Interest. As long as (i) Employee remains an employee of TCPI or (ii) Employee's employment is not terminated for Cause, Employee shall receive a credit against payment of such loan equal to fifty (50%) per cent of the amount due and owing under the Employee Loan on each anniversary date of this Agreement. Thus, on the second Anniversary Date, if Employee remains an Employee of TCPI through that Date, the loan and interest shall be treated as paid in full. Should, prior to such date termination of Employee's employment occur by termination by TCPI without cause or by termination by Employee For Good Reason, then and in such event, the loan and interest shall be deemed paid in full.

                                   ARTICLE IV
                                   ----------
                         BUSINESS EXPENSES AND BENEFITS


         4.1 Business Expenses. Employee is authorized to incur and TCPI will pay directly or reimburse Employee reasonable expenses to execute and/or promote the businesses of TCPI, including, but not limited to, expenses related to maintenance of professional licenses and attendance and participation at professional meetings, subscriptions to scientific, medical and business journals, and other expenses in accordance with TCPI's policies and procedures as same are in effect from time to time, for entertainment, travel, and similar items, in the same manner or basis, as other senior executives of TCPI. TCPI will reimburse Employee for all reasonable travel or other expenses incurred while on business.

         4.2. Employee Benefit Plans. Employee shall be entitled to participate in any and all plans, arrangements or distributions by TCPI pertaining to or in connection with any pension, bonus, profit sharing, stock options and/or similar benefits and/or health benefits for its regular employees and/or for its senior level executives, as determined by the Board of Directors or its committees, pursuant to the governing instruments which establish and/or determine eligibility and other rights of the participants and beneficiaries under such plans or other benefit programs. Such benefit plans and perquisites provided to Employee shall not be reduced from those in existence on May 10, 1999.

         4.3 Health Insurance and Other Plans. TCPI will provide for Employee medical insurance and Employee will be entitled to participate in all other benefit plans and receive perquisites on the same basis as other senior executives of TCPI. Such health insurance and other benefit plans and perquisites provided to Employee shall not be reduced from those in existence on May 10, 1999.

         4.4 Vacation and Sick Days. Employee shall be entitled to such reasonable paid vacation time and paid and unpaid sick days and personal days in accordance with TCPI's policies and procedures applicable to senior level executives or as may be agreed to by the parties hereto from time to time; provided, however, that Employee shall be entitled to at least three (3) weeks paid vacation during each year of the term of this Agreement, or such greater amount generally provided to senior executives of TCPI. In addition, Employee shall receive an additional two (2) days of vacation for each year of employment up to a maximum of five (5) weeks of paid vacation.

                  4.4.1 Should TCPI adopt a policy of accruing vacations from year to year or paying senior executives the amount equaling such unused vacation time, then the Employee shall have the right to either (i) apply such accrued and unused vacation time toward additional paid vacation time during subsequent years of this Agreement or (ii) receive a lump-sum payment equal to Employee's base salary for said accrued and unused vacation time.

                                    ARTICLE V
                                    ---------
                      DEATH OR DISABILITY DURING EMPLOYMENT


         5.1 If Employee dies or becomes permanently and totally disabled during the term of the Agreement, TCPI shall pay to Employee or Employee's estate or heirs, as the case may be, a sum equal to (i) the base salary which would otherwise be payable to Employee for a period of one (1) year and (ii) an amount equal to the most recent bonus awarded Employee ("Benefit Amount"). To the extent that Employee incurs and has an obligation or liability for income taxes as a result of receiving the Benefit Amount, then and in such event, TCPI shall pay the Employee or Employee's estate or heirs an amount that, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) increases the total payment under Paragraph 5.1 so much so that, in net after-tax amount received, the Benefit Amount is, in effect, not reduced by the federal income and excise taxes, and state and local income taxes imposed upon Employee by reason of amounts payable under this Article. Upon such payment being made by TCPI, TCPI shall have no further financial obligations to Employee or his estate, except as otherwise provided in Articles III and IV hereof. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

                  5.1.1 Employee shall have been absent from his duties as an officer of TCPI on a substantially full-time basis for four
                  (4) consecutive months; and

                  5.1.2 Within thirty (30) days after TCPI notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of the duties as an officer of TCPI on a full-time basis.

         5.2 Notwithstanding the foregoing, if Employee determines, in his sole and absolute discretion and acting in good faith, that Employee is able to continue to perform his duties on a part-time basis greater than a) Fifty Percent [50%] for up to nine [9] months, or b) Seventy-Five Percent [75%], then no termination shall be permitted pursuant to this Paragraph 5.1 and Employee shall notify the Board of Directors in writing of the percentage reduction in Employee's duties corresponding to Employee's performance of his duties; provided, however, that all amounts otherwise payable to Employee hereunder shall be proportionately reduced by such percentage following Employee's delivery of such notice to the Board of Directors.

         5.3 Death or Disability. This Agreement shall terminate upon the death or the disability of Employee. Termination for death or disability shall not be termination for Cause.

         5.4 All health insurance and other benefit plans that Employee participated in under Paragraph 4.3 shall continue for the benefit of his spouse who were covered under such plans for a period of one [1] year after Employee's death or disability at TCPI's expense, if such coverage is allowed by those plans.

                                    ARTCLE VI
                                    ---------
                            TERMINATION OF EMPLOYMENT

         6.1 Termination by TCPI for Cause. Termination by Employee Without Good Reason. If Employee's employment is terminated by (i) TCPI for Cause (as hereinafter defined) or (ii) by Employee without Good Reason (as hereinafter defined), then Employee shall be entitled to:

                  6.1.1 Base salary pursuant to Paragraph 3.1.1 earned through the last day of employment ("Termination Date"); and

                  6.1.2 Accrued vacation under Paragraph 4.4 hereof; and

                  6.1.3 All applicable reimbursements from TCPI due pursuant to this Agreement.

         6.2. Termination by TCPI Without Cause, Constructive Discharge or Termination by Employee For Good Reason. Except as provided below with respect to a Change of Control (as hereinafter defined), if there is a termination of this Agreement by (i) TCPI without Cause (as hereinafter defined); (ii) Constructive Discharge of Employee or (iii) Employee for Good Reason (as hereinafter defined), Employee shall be entitled to:

                  6.2.1 Receive, in one lump sum payment on the Termination Date, that amount that is the greater of the amount due for either the unexpired term of Employee's employment under this Agreement or the amount that is equal to two (2) times: (a) Employee's annual base salary as in effect on the date of the termination plus (b) an amount equal to any bonuses paid to, or accrued by Employee during the twelve month period preceding the date of termination.

                  6.2.2 Accrued vacation under Paragraph 4.4 hereof; and

                  6.2.3 All reimbursements due Employee through the Termination Date under this Agreement; and

                  6.2.4 All benefits described in Article IV shall be extended for the period of one year after the Termination Date or expiration of the Initial Term (or Extended Term as the case may be), whichever is later.

                  6.2.5 Employer shall arrange and pay for outplacement services with a recognized outplacement company who specializes in executives of Employee's position for a period of six months following the Termination Date.

                  6.2.6. To the extent that Employee incurs and has an obligation or liability for income taxes as a result of receiving payments pursuant to this Paragraph 6.2, then and in such event, TCPI shall pay the Employee an amount that, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) increases the total payment under this Paragraph 6.2 so much so that, in net after tax amount received, the payments and benefits received pursuant to this Paragraph 6.2 are, in effect, not reduced by the federal income and excise taxes, and state and local income taxes imposed upon Employee by reason of amounts payable under this Article.

                  6.2.7 In addition to the foregoing, Employee shall have the right to exercise all options and warrants granted to Employee by TCPI that would have vested within 12 months of the date of termination. All Options previously granted Employee shall become immediately vested and exercisable at the option of Employee; provided that any such Options must be exercisable within ninety (90) days of the Termination Date to be treated as incentive stock options.

         6.3. Non-Renewal of Agreement. If there is a termination of this Agreement as a result of notification by TCPI of its intent not to renew this Agreement as provided for in paragraph 1.2, Employee shall be entitled to receive on the Termination Date:

                  6.3.1 Base salary and all benefits described in Article 4.3 through the end of the Initial Term or Extended Term as provided for in Paragraph 1.2; and

                  6.3.2 All reimbursements due Employee through the Termination Date under Article IV;

                  6.3.3 All benefits as required under COBRA or similar legislation and applicable Unemployment Compensation Laws.

         6.4 Termination of Employment For Cause by TCPI. Employee's employment may be terminated by TCPI at any time upon notice to Employee for "Cause." For this purpose, the term "Cause" means:

                  6.4.1. Employee's material breach of any provision of this Agreement; provided, however, that in the event TCPI believes that this Agreement has been breached, it shall provide Employee with written notice of such breach and provide Employee with a thirty (30) day period in which to cure or remedy such breach and no such termination shall be effective if such breach is cured within such period;

                  6.4.2 An adjudication by a court of competent jurisdiction that Employee committed an injurious act of fraud or dishonesty against TCPI, its subsidiaries or affiliates; and

                  6.4.3. The use by Employee of an illegal substance, including, but not limited to, marijuana, cocaine, heroin, and all other illegal substances, and/or the dependence by Employee upon the use of alcohol, which, in any case, materially impairs Employee's ability to perform his Duties hereunder, which dependence is not cured or rehabilitated within three (3) months of receipt of written notice from TCPI to Employee.

                  6.4.4 Notwithstanding the foregoing, TCPI shall not terminate this Agreement pursuant to this Paragraph 6.4 unless TCPI provides Employee with no fewer than thirty (30) days prior written notice ("Notice") of its decision to terminate this Agreement for Cause. Such Notice shall detail the basis for such termination. Following receipt of such Notice, Employee shall have the right to request in writing within ten (10) days the opportunity to address a duly convened meeting of the Board of Directors and attempt to refute the bases of his termination ("Appeal"). If Employee requests an Appeal, Employee shall not be terminated pursuant to Paragraph 6.4 until such time as the Board of Directors has met to consider Employee's Appeal. Following an Appeal, the Board of Directors shall, in its sole discretion, determine whether to terminate Employee for "Cause."

         6.5 Termination of Employment by Employee: Employee may terminate his employment with TCPI:

                  6.5.1 Without Good Reason at any time upon thirty (30) days prior written notice to TCPI.

                  6.5.2 At any time upon written notice to TCPI with Good Reason. "Good Reason" shall mean:

                           (a) A material breach of the provisions of this Agreement by TCPI and Employee provides at least thirty (30) days' prior written notice to the Chairman and at least two members of TCPI's Board of Directors of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period); or

                           (b) The failure of TCPI to meet its financial obligations to Employee after ten (10) days written notice to the Chairman and at least two members of TCPI's Board of Directors of such failure and Employee's intention to terminate this Agreement; or

                           (c) Without Employee's express written consent, the assignment to Employee of duties inconsistent with Employee's positions with TCPI as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2 or

                           (d) Notwithstanding anything to the contrary in this Agreement, the requirement that the Employee perform his principal Duties to TCPI at a location greater than twenty-five (25) miles from Pompano Beach, Florida for a period exceeding thirty (30) days during a twelve month period or

                           (e) The failure of TCPI's Board of Directors to Elect Employee Chief Executive Officer, or the action of such Directors to effect Employee's removal from such position, absent prior termination of Employee by TCPI for Cause, Employee's death, disability or resignation from employment at TCPI or

                           (f) The failure of shareholder's of TCPI to Elect Employee a Director, provided that such failure is a result of the vote of affiliated persons to TCPI, or the Employee's removal as a Director due to the actions of such affiliated persons, absent prior termination of Employee by TCPI for Cause, his death, disability or resignation from employment at TCPI

         6.6 Effect of Termination/References. Any termination of employment under this Agreement, whether or not voluntary, will automatically constitute a resignation of Employee as an officer of TCPI and all subsidiaries of TCPI. In the event that TPCI is contacted by persons seeking information concerning the status of Employee or the circumstances surrounding such termination of Employment, TCPI shall only furnish to such persons the dates that Employee was employed, Employee's title, Employee's last salary and that Employee resigned.

                                   ARTICLE VII
                                CHANGE IN CONTROL

         7.1 Change in Control. In the event that within twenty-four (24) months following the occurrence of a "Change of Control" there occurs a "Change of Control Event" (as defined below), then Employee shall be entitled to receive from TCPI the following:

                  7.1.1 Employee's annual Base Salary as in effect at the date of termination, multiplied by two;

                  7.1.2 Base Salary then in effect earned through the date of termination;

                  7.1.3    Accrued vacation pursuant to this Agreement;

                  7.1.4 All applicable reimbursements from TCPI due Employee under this Agreement;

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

                  7.1.5 All Options previously granted Employee shall become immediately vested and exercisable at the option of Employee; provided that any such Options must be exercised within 90 days of the Termination Date to be treated as incentive stock options."

                  7.1.6 An amount equal to the amount of any bonuses paid to, or accrued by Employee during the twelve month period preceding the date of termination, multiplied by two; and

                  7.1.7 All benefits described in Paragraph 4.3 hereof, shall be extended for a period of two years after the Termination Date at TCPI's expense.

                  7.1.8 An amount that, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) increases the total payment under this Article VII so much so that, in net after-tax amount received, the payment and benefits received pursuant to Article VII are, in effect, not reduced by federal income and excise taxes, and state and local income taxes imposed upon Employee by reason of amounts payable under this Article VII. For purposes of this clause 7.1.8, the Employee shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation.

                  7.1.9 Employer shall arrange and pay for outplacement services with a recognized outplacement company who specializes in executives of Employee's position for a period of six months following the Termination Date.

         7.2 Change in Control. For purposes of this Agreement, the term "Change in Control" shall mean:

                  7.2.1 The acquisition by any individual, entity or group (within the meaning of ss. 13(d)(3) or ss. 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (any of the foregoing described in this Paragraph 7.2.1 hereafter a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Capital Stock of TCPI (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of TCPI entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by (x) TCPI or any of its subsidiaries, or any Employee benefit plan (or related trust) sponsored or maintained by TCPI or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 20% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

                  7.2.2 Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by TCPI's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of TCPI (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

                  7.2.3 Approval by the shareholders of TCPI of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 20% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination; or

                  7.2.4 A complete liquidation or dissolution of TCPI or the sale or other disposition of all or substantially all of the assets of TCPI other than to a corporation with respect to which, following such sale or disposition, more than 20% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.


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

                  7.2.5 In the event that the beneficial ownership attributable to Jack L. Aronowitz's ownership of the Outstanding Capital Stock or Voting Securities of TCPI ("Aronowitz Shares") is reduced to less than 20%, then the 20% threshold number contained in the foregoing paragraphs of this Article VII shall be reduced in direct proportion to such reduction, but in no event, less than 15%. By way of example, if the Aronowitz Shares are reduced to 18% of the Outstanding Capital Stock or Voting Securities, then the 20% provisos contained in the other paragraphs of Article VII shall be reduced to 18%.

         7.3 For purposes of Article VII, a "Change of Control Event" shall mean: (i) Employee's employment with TCPI is terminated by TCPI for any reason whatsoever or (ii) Employee terminates this Agreement with Good Reason or (iii) the assignment to Employee of any duties inconsistent with the position of Employee pursuant to Article II of this Agreement or a reduction or alteration in the nature or status of Employee's responsibilities from those specified in
Article II or (iv) reduction in Employee's Base Salary in effect on the date a Change in Control occurs or (v) Employee is required to perform his duties at a location greater than twenty-five (25) miles from the current headquarters of TCPI for a period exceeding thirty (30) days during a twelve month period.

         7.4 The provisions of this paragraph 7.4 shall apply only within the twenty-four month period immediately following a Change of Control. TCPI's obligation to pay Employee the compensation and to make the arrangements provided in this Article VII herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, duty to mitigate, or other right that the TCPI may have against him or anyone else. The amount shall not be reduced by reason of Employee's securing other employment or for any other reason. All amounts payable by TCPI hereunder shall be paid without notice or demand, and in no event later that seven business days after such payments become due. Except as expressly provided herein, TCPI waives all rights that it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by TCPI shall be final and TCPI will not seek to recover all or any part of such payment from Employee or from whomsoever may be entitled thereto, for any reason whatsoever. TCPI may withhold for income tax purposes any amounts required to be withheld under applicable tax statutes and regulations.

                                  ARTICLE VIII
                                  ------------
                                     NOTICES

         8.1 Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes if written and if (i) delivered personally or by courier or delivery service, at the time of such delivery; or (ii) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, at such time that the intended recipient or its agent signs or executes the receipt:

                  If to TCPI:

                           Technical Chemicals and Products, Inc.
                           Attention: President
                           3341 Southwest 15th Street
                           Pompano Beach, Florida  33069



                  If to Employee:

                           Elliott Block, Ph.D.
                           (ADDRESS INTENTIONALLY OMITTED)

         8.2 Any party may change the address to which notices are to be mailed by giving written notice as provided herein to the other party. Commencing immediately after the receipt of such notice, such newly designated address shall be such person's address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

                                   ARTICLE IX
                                   ----------
                        CONFIDENTIAL BUSINESS INFORMATION
               DUTY TO RETURN INFORMATION AND CONFLICT OF INTEREST

         9.1 Employee represents and agrees that all documents and other information, including, but not limited to client lists, prospective client lists, vendors and vendees, research protocols, market research results, reports, questionnaires, video and audio tapes, memorandum, drawings, data, notes, financial information and all other information including copies thereof produced by photocopy machines, computer programs, facsimile or otherwise (collectively, the "Information") furnished to Employee or to which Employee is exposed or obtains pursuant to this Agreement is confidential and proprietary to TCPI and the disclosure by Employee of such Information to any third party will cause irreparable injury to TCPI. Accordingly, Employee expressly agrees that:

                  9.1.1 Any Information which Employee receives is exposed to or obtains pursuant to this Agreement, either in writing, verbally or through computer software or otherwise, is highly confidential and that disclosure of such information will cause TCPI irreparable damage.

                  9.1.2 All such Information shall be treated by Employee as Strictly Confidential.

                  9.1.3 During the term of this Agreement and for a period of five (5) years from the termination or other expiration of this Agreement, Employee shall maintain all such Information in strictest confidence and will not, directly or indirectly, disclose or cause to be disclosed, such Information to any third party, person or entity and will not use such Information except as specifically authorized by this Agreement.

                  9.1.4 During the term of this Agreement and any extensions thereof, Employee shall be in compliance with TCPI's Conflict of Interest policy as it may exist from time-to-time.

                  9.1.5 Immediately upon the termination or expiration of this Agreement, Employee shall deliver to TCPI all Information (regardless of the format which such Information takes) and Employee shall not retain any copies of such Information. Upon request, the Employee shall sign a statement prepared by TCPI acknowledging that Employee has surrendered all such Information to TCPI.

                  9.1.6 Information shall not include any information that: (a) was in Employee's possession before the commencement date of his employment with TCPI; or (b) is or becomes available to the public through no fault of Employee; or (c) is received in good faith by Employee from a third party and is not subject to an obligation of confidentiality owed by the third party to TCPI; or (d) is independently developed by Employee after his Termination of employment with TCPI without reference to Information received hereunder, as evidenced by Employee's written records."

                                    ARTICLE X
                                    ---------
                            OWNERSHIP OF WORK PRODUCT

                                 FREEDOM OF USE

         10.1 Employee recognizes and agrees that all right, title and interest to all information, inventions, methods, procedures, inventions, designs, ideas and programs ("Discoveries") developed by Employee in connection with or resulting in whole or in part from Employee's work pursuant to the Agreement shall belong solely to TCPI and TCPI shall be free to use all such Discoveries without any obligation to Employee.

         10.2 If any patentable inventions or improvements, copyrights or trademarks result in whole or in part from Employee's services under this Agreement, all rights to apply for such patents and trademarks and any patents and trademarks issued therefrom and copyrights ownership shall belong solely to TCPI and Employee shall do whatever is reasonably necessary to aid TCPI in securing such intellectual property rights at TCPI's expense.



                                   ARTICLE XI
                                   ----------
                                   RELOCATION


         11.1 TCPI shall reimburse Employee for all reasonable housing relocation and moving expenses from Employee's South Natick, MA residence to South Florida, provided that TCPI coordinates such relocation. As part of such relocation, TCPI will pay temporary housing and travel expenses until any relocation occurs. This will include reasonable cost of travel between his current residence and Florida incurred by Employee and his wife pending the permanent relocation of his family to Florida, and temporary living expenses for Employee and his wife in the Pompano Beach, Florida area. As relocation occurs, TCPI shall pay or reimburse the reasonable costs of packing, moving, insuring, and unpacking Employee's family and household goods to Florida.

         11.2 To the extent that Employee incurs and has an obligation or liability for income taxes as a result of such relocation by reason of the reimbursement of such relocation costs, then and in such event, TCPI shall pay to Employee an amount that, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) increases the total payment under this Article XI so much so that, in net after tax amount received, the payments and benefits received pursuant to this Article XI are, in effect, not reduced by the federal income and excise taxes, and state and local income taxes imposed upon Employee by reason of amounts payable under this Article.

                                   ARTICLE XII
                                   -----------
                                  MISCELLANEOUS

         12.1 Florida Law. This Agreement shall be considered for all purposes a Florida document and shall be construed pursuant to the laws of the State of Florida, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of Florida without regard to any conflict or choice of law issues.

         12.2 Gender and Number. Whenever appropriate, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.

         12.3 Certain Words. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular article, provision or paragraph unless so required by the context.

         12.4 Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Agreement or of any provision hereof.

         12.5 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         12.6 Severability. The invalidity or unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Agreement. In such case the parties shall attempt to replace such provision with a similar, but enforceable, provision.

         12.7 Entire Agreement. This Agreement (and all other documents executed simultaneously herewith or pursuant hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Agreement shall be solely determinative of the subject matter hereof.

         12.8 Waiver. Either TCPI or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which he or it may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any other condition or of any breach of any other terms, covenants, representations or warranties contained in this Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.

         12.9 Attorneys' Fees. In the event that either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party in any arbitration or court action shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorneys' fees (whether in an arbitration or in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by Employee or TCPI in connection therewith. The parties hereby expressly confer on the arbitrator the right to award costs and attorneys' fees in the arbitration. For the purpose of this Paragraph 12.9, the "prevailing party" shall be the party determined not to have owed money to the other party or determined to have owed less than the other party.

         12.10 Venue. Any arbitration or other litigation arising hereunder shall be instituted only in Broward County, Florida or in the county where TCPI has its principal place of business.

         12.11 Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. This Agreement shall not be assignable by TCPI. The services of Employee are personal and his obligations may not be delegated by Employee except as otherwise provided herein.

         12.12 Amendment. This Agreement may not be amended, modified, superseded, cancelled, or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by TCPI and Employee or, in the case of a waiver, by the party to be charged with such waiver.

         12.13 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than TCPI and Employee and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         12.14 Full Settlement. TCPI's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder, shall not be affected by any set-offs, counterclaims, recoupment, defense or other claim, right or action that TCPI may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. In the event either party is in default in any payment due to the other, the financial obligation of such party shall bear interest at the Wall Street Journal prime rate per annum plus two percentage points from the date payment was due and should have been made.

                                  ARTICLE XIII
                                  ------------
                                   ARBITRATION

         13.1 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the breach hereof, shall be settled by arbitration in the City of Fort Lauderdale, in accordance with the Commercial Rules of Arbitration of the American Arbitration Association in the State of Florida, and any judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         13.2 Continuation of Salary. The Employee shall be entitled to receive Employee's salary and other benefits in effect at the Termination Date upon the commencement of Arbitration for the period of the earliest to occur of (i) the termination of the Arbitration, (ii) Employee's employment by a third party or
(iii) one (1) year from the Termination Date, provided, however, that the Employee would be obligated to repay TCPI such salary (without interest) in the event that the Arbitrators determine that the termination of Employee's employment was proper pursuant to the provisions of this Employment Agreement and such Arbitrator(s) find such repayment justified and equitable.

IN WITNESS WHEREOF, TCPI and Employee have caused this Agreement to be executed on the day and year first above written.


                                             TECHNICAL CHEMICALS AND
                                             PRODUCTS, INC.
----------------------------------           By
Witness
                                             ------------------------------
----------------------------------           JACK L. ARONOWITZ, Chairman
Witness

----------------------------------
Witness

----------------------------------           --------------------------------
Witness                                      ELLIOTT BLOCK


                                                    EXHIBIT 'A'
                                              INCENTIVE STOCK OPTIONS
                                                   ELLIOT BLOCK

     DATE OF            NUMBER OF                                                                               OPTION
      GRANT              SHARES              VESTING                         EXPIRATION                          PRICE
      -----              ------              -------                         ----------                          -----
     5/10/99             80,000             5/10/1999              10th anniversary of grant date                $1.25

     5/10/99             80,000             5/10/2000              10th anniversary of grant date                $1.25

     5/10/99             80,000             5/10/2001              10th anniversary of grant date                $1.25



                                           NON-QUALIFED STOCK OPTIONS

     DATE OF            NUMBER OF                                                                               OPTION
      GRANT              SHARES              VESTING                         EXPIRATION                          PRICE
      -----              ------              -------                         ----------                          -----
     5/10/99              3,334             5/10/1999              10th anniversary of grant date                $1.25

     5/10/99              3,333             5/10/2000              10th anniversary of grant date                $1.25

     5/10/99              3,333             5/10/2001              10th anniversary of grant date                $1.25


